Exhibit 99.1

345 E. Main St. Warsaw, IN 46580 www.zimmer.com	NEWS

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmer.com	robert.marshall@zimmer.com

Zimmer Holdings, Inc. Reports Fourth Quarter and Full Year 2014 Financial Results

•	Net Sales of $1.22 billion for the fourth quarter represent a decrease of 1.4% reported from the prior year period, an increase of 2.4% constant currency

•	Diluted EPS for the fourth quarter were $0.91 reported, a decrease of 33.1% from the prior year period, and $1.71 adjusted, an increase of 3.0% over the prior year period

•	Net Sales of $4.67 billion for the full year represent an increase of 1.1% reported over the prior year, an increase of 2.4% constant currency

•	Diluted EPS for the full year were $4.19 reported, a decrease of 5.4% from the prior year, and $6.06 adjusted, an increase of 5.4% over the prior year

•	The Company provides sales and earnings guidance for the first quarter of 2015

(WARSAW, IN) January 29, 2015—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter and year ended December 31, 2014. The Company reported fourth quarter net sales of $1.22 billion, a decrease of 1.4% reported and an increase of 2.4% constant currency over the fourth quarter of 2013. Diluted earnings per share for the quarter were $0.91 reported and $1.71 adjusted, an increase of 3.0% adjusted over the prior year period. Full year net sales were $4.67 billion, an increase of 1.1% reported and 2.4% constant currency over the prior year. Diluted earnings per share for the year were $4.19 reported and $6.06 adjusted, an increase of 5.4% adjusted over the prior year.

“In the fourth quarter, Zimmer delivered solid growth across several of our product categories, with impressive contributions from our Asia Pacific and Europe, Middle East and Africa sales regions,” said David Dvorak, President and CEO of Zimmer. “Our commitments to innovation and focused execution have positioned Zimmer to act on the transformational opportunity to combine with Biomet. The combined entity will offer a more comprehensive and diversified musculoskeletal portfolio for our customers, as well as create operational synergies that will enhance value for our stockholders. We look forward to the expected closing of this transaction later this quarter.”

Net earnings for the fourth quarter were $156.6 million on a reported basis and $295.6 million on an adjusted basis, an increase of 2.4% adjusted over the prior year period. Operating cash flow for the fourth quarter was $354.2 million.

During the quarter, the Company paid $37.2 million in dividends and declared a fourth quarter dividend of $0.22 per share, an increase of 10.0% over the prior year period.

Guidance

The Company expects revenues for the first quarter of 2015 to increase between 1.5% and 2.5% on a billing day and constant currency basis over the prior year period. The Company estimates that foreign currency translation will decrease revenues by approximately 6.0% for the first quarter of 2015. First quarter 2015 diluted earnings per share are projected to be in a range of $1.12 to $1.14 on a reported basis and $1.58 to $1.60 on an adjusted cash basis. This adjusted range reflects estimated charges for amortization, inventory and manufacturing related expenses, quality and operational excellence initiatives, expenses related to the pending Biomet merger and special items of $107.0 million on a pre-tax basis, or approximately $0.46 per diluted share, on an after-tax basis in the first quarter of 2015. This guidance does not contemplate the projected accretion associated with the pending Biomet merger. Guidance for the full year 2015 will be provided after the closing of the transaction with Biomet, expected before the end of this quarter.

Conference Call

The Company will conduct its fourth quarter 2014 investor conference call today, January 29, 2015, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (877) 941-1227 and entering conference ID 4696680. For a complete listing of international toll-free and local numbers, please visit http://investor.zimmer.com. A digital recording will be available one day after the completion of the conference call, from January 30, 2015 to February 28, 2015. To access the recording, U.S./Canada callers should dial (800) 406-7325, or +1 (303) 590-3030 for international dialers, and enter the Access Code ID 4696680.

Sales Tables

The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and full year on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2014

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Geographic Segments
Americas	$678	(2)%	(2)%
Europe	337	(2)	7
Asia Pacific	208	1	8

Total	1,223	(1)	2
Product Categories
Reconstructive
Americas	501	(2)	(1)
Europe	261	(3)	5
Asia Pacific	149	(1)	7

Total	911	(2)	2

Knees
Americas	307	—	—
Europe	134	(2)	6
Asia Pacific	78	(1)	6

Total	519	(1)	2

Hips
Americas	155	(5)	(4)
Europe	116	(5)	4
Asia Pacific	67	(2)	6

Total	338	(4)	1

Extremities	54	4	6

Dental	67	6	9

Trauma	80	(1)	4

Spine	56	6	9

Surgical and other	109	(6)	(2)

NET SALES - YEAR ENDED DECEMBER 31, 2014

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Geographic Segments
Americas	$2,594	(1)%	(1)%
Europe	1,269	5	5
Asia Pacific	810	2	8

Total	4,673	1	2
Product Categories
Reconstructive
Americas	1,915	1	1
Europe	988	4	5
Asia Pacific	593	2	7

Total	3,496	2	3

Knees
Americas	1,157	2	2
Europe	499	6	7
Asia Pacific	310	1	6

Total	1,966	3	4

Hips
Americas	608	(2)	(2)
Europe	449	1	2
Asia Pacific	269	2	8

Total	1,326	—	1

Extremities	204	5	6

Dental	243	1	2

Trauma	317	—	2

Spine	207	2	3

Surgical and other	410	(5)	(3)

About the Company

Founded in 1927, and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2014 sales were approximately $4.7 billion. Zimmer is supported by the efforts of more than 9,000 employees worldwide.

Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory and manufacturing related charges, special items, the provision for certain Durom® Acetabular Component product claims, financing and other expenses related to the pending Biomet merger and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to prior and pending acquisitions, as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. In addition, projected adjusted diluted EPS excludes intangible asset amortization and its related tax benefit. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between Zimmer and LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zimmer’s management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the proposed merger of Zimmer and LVB will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the merger (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to Zimmer’s ability to successfully integrate the operations, products and employees of Zimmer and

Biomet; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on Zimmer’s and Biomet’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; risks relating to the value of the Zimmer shares to be issued in the transaction; access to available financing (including financing for the acquisition or refinancing of Zimmer’s or Biomet’s debt) on reasonable terms, including the risk that any condition to the closing of the financing committed for the proposed merger and refinancing of Zimmer’s debt is not satisfied; the outcome of any legal proceedings related to the proposed merger; the risks and uncertainties normally incidental to the orthopaedic industry, including price and product competition; the success of the companies’ quality and operational excellence initiatives; changes in customer demand for Zimmer’s or Biomet’s products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of Zimmer’s or Biomet’s products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market Zimmer’s and Biomet’s products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see Zimmer’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmer.com or on request from Zimmer. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

Additional Information and Where to Find It

Zimmer filed with the SEC, and the SEC declared effective on September 29, 2014, a registration statement on Form S-4 that includes a consent solicitation statement of LVB that also constitutes a prospectus of Zimmer. INVESTORS AND SECURITYHOLDERS OF LVB ARE URGED TO READ THE CONSENT SOLICITATION/PROSPECTUS AND OTHER FILINGS MADE WITH THE SEC IN CONNECTION WITH THE MERGER CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The registration statement and consent solicitation statement/prospectus and other documents filed by Zimmer with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or from Zimmer at www.zimmer.com. You may also read and copy any reports, statements and other information filed by Zimmer, LVB and Biomet with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Certain executive officers and directors of LVB have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2014 and 2013

(in millions, except per share amounts, unaudited)

	2014	2013
Net Sales	$1,222.9	$1,240.7
Cost of products sold	312.9	340.8

Gross Profit	910.0	899.9

Research and development	46.6	46.4
Selling, general and administrative	458.9	477.0
Special items	178.7	61.2

Operating expenses	684.2	584.6

Operating Profit	225.8	315.3
Other expense	(19.1)	—
Interest income	3.5	4.2
Interest expense	(16.0)	(16.5)

Earnings before income taxes	194.2	303.0
Provision for income taxes	37.7	67.6

Net earnings	156.5	235.4
Less: Net loss attributable to noncontrolling interest	(0.1)	(0.5)

Net Earnings of Zimmer Holdings, Inc.	$156.6	$235.9

Earnings Per Common Share
Basic	$0.92	$1.38
Diluted	$0.91	$1.36

Weighted Average Common Shares Outstanding
Basic	169.5	170.7
Diluted	172.4	173.5

Cash dividends declared per common share	$0.22	$0.20

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2014 and 2013

(in millions, except per share amounts, unaudited)

	2014	2013
Net Sales	$4,673.3	$4,623.4
Cost of products sold	1,249.8	1,286.1

Gross Profit	3,423.5	3,337.3

Research and development	188.3	204.2
Selling, general and administrative	1,822.5	1,833.8
Certain claims	21.5	47.0
Special items	356.5	216.7

Operating expenses	2,388.8	2,301.7

Operating Profit	1,034.7	1,035.6
Other expense	(39.6)	—
Interest income	11.9	15.6
Interest expense	(63.1)	(70.1)

Earnings before income taxes	943.9	981.1
Provision for income taxes	224.9	221.9

Net earnings	719.0	759.2
Less: Net loss attributable to noncontrolling interest	(1.1)	(1.8)

Net Earnings of Zimmer Holdings, Inc.	$720.1	$761.0

Earnings Per Common Share
Basic	$4.26	$4.49
Diluted	$4.19	$4.43

Weighted Average Common Shares Outstanding
Basic	169.0	169.6
Diluted	171.7	171.8

Cash dividends declared per common share	$0.88	$0.80

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$1,083.3	$1,080.6
Short-term investments	612.5	727.0
Receivables, net	912.1	936.6
Inventories	1,169.0	1,074.5
Other current assets	512.1	379.0

Total current assets	4,289.0	4,197.7

Property, plant and equipment, net	1,288.8	1,224.7
Goodwill	2,514.2	2,611.2
Intangible assets, net	603.5	707.7
Other assets	939.2	839.3

Total Assets	$9,634.7	$9,580.6

Liabilities and Stockholders’ Equity

Current liabilities	$1,038.0	$1,031.6
Other long-term liabilities	648.6	576.6
Long-term debt	1,425.5	1,672.3
Stockholders’ equity	6,522.6	6,300.1

Total Liabilities and Stockholders’ Equity	$9,634.7	$9,580.6

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014 and 2013

(in millions, unaudited)

	2014	2013
Cash flows provided by (used in) operating activities
Net earnings	$719.0	$759.2
Depreciation and amortization	375.8	358.5
Share-based compensation	49.4	48.5
Income tax benefits from employee stock compensation plans	37.2	38.4
Excess income tax benefits from employee stock compensation plans	(11.1)	(8.6)
Inventory step-up	5.4	8.0
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(158.4)	(29.4)
Receivables	(40.4)	(74.3)
Inventories	(154.1)	(128.4)
Accounts payable and accrued expenses	179.4	38.3
Other assets and liabilities	50.6	(47.1)

Net cash provided by operating activities	1,052.8	963.1

Cash flows provided by (used in) investing activities
Additions to instruments	(197.4)	(192.9)
Additions to other property, plant and equipment	(144.9)	(100.0)
Purchases of investments	(1,350.9)	(732.7)
Sales of investments	1,282.2	830.8
Investments in other assets	(58.4)	(87.7)

Net cash used in investing activities	(469.4)	(282.5)

Cash flows provided by (used in) financing activities
Payment of senior notes	(250.0)	—
Net proceeds (payments) under revolving credit facilities	2.3	(97.5)
Dividends paid to stockholders	(145.5)	(132.4)
Proceeds from employee stock compensation plans	284.7	474.8
Excess income tax benefits from employee stock compensation plans	11.1	8.6
Purchase of additional shares from noncontrolling interest	—	(1.8)
Debt issuance costs	(64.1)	—
Equity issuance costs	(0.4)	—
Repurchase of common stock	(400.5)	(719.0)

Net cash used in financing activities	(562.4)	(467.3)

Effect of exchange rates on cash and cash equivalents	(18.3)	(17.0)

Increase in cash and cash equivalents	2.7	196.3
Cash and cash equivalents, beginning of period	1,080.6	884.3

Cash and cash equivalents, end of period	$1,083.3	$1,080.6

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE MONTHS and YEAR ENDED DECEMBER 31, 2014 and 2013

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Inc/(Dec)	2014	2013	% Inc/(Dec)

Americas	$677.9	$692.1	(2)%	$2,594.2	$2,619.8	(1)%
Europe	337.2	342.6	(2)	1,269.5	1,212.6	5
Asia Pacific	207.8	206.0	1	809.6	791.0	2

Total	$1,222.9	$1,240.7	(1)	$4,673.3	$4,623.4	1

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS and YEAR ENDED DECEMBER 31, 2014 and 2013

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Inc/(Dec)	2014	2013	% Inc/(Dec)

Reconstructive
Knees	$518.6	$523.4	(1)%	$1,965.8	$1,909.9	3%
Hips	338.1	353.0	(4)	1,326.4	1,330.5	—
Extremities	53.9	51.9	4	204.3	193.8	5

	910.6	928.3	(2)	3,496.5	3,434.2	2

Dental	66.8	63.1	6	242.8	239.3	1
Trauma	80.4	81.0	(1)	316.7	315.6	—
Spine	55.7	52.4	6	207.2	202.3	2
Surgical and other	109.4	115.9	(6)	410.1	432.0	(5)

Total	$1,222.9	$1,240.7	(1)	$4,673.3	$4,623.4	1

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended December 31, 2014
	Reported % Change	Foreign Exchange Impact	Constant Currency % Change
Geographic Segments
Americas	(2)%	—%	(2)%
Europe	(2)	(9)	7
Asia Pacific	1	(7)	8
Total	(1)	(3)	2
Product Categories
Reconstructive
Americas	(2)	(1)	(1)
Europe	(3)	(8)	5
Asia Pacific	(1)	(8)	7
Total	(2)	(4)	2

Knees
Americas	—	—	—
Europe	(2)	(8)	6
Asia Pacific	(1)	(7)	6
Total	(1)	(3)	2

Hips
Americas	(5)	(1)	(4)
Europe	(5)	(9)	4
Asia Pacific	(2)	(8)	6
Total	(4)	(5)	1

Extremities	4	(2)	6

Dental	6	(3)	9

Trauma	(1)	(5)	4

Spine	6	(3)	9

Surgical and other	(6)	(4)	(2)

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Year Ended December 31, 2014
	Reported % Change	Foreign Exchange Impact	Constant Currency % Change
Geographic Segments
Americas	(1)%	—%	(1)%
Europe	5	—	5
Asia Pacific	2	(6)	8
Total	1	(1)	2
Product Categories
Reconstructive
Americas	1	—	1
Europe	4	(1)	5
Asia Pacific	2	(5)	7
Total	2	(1)	3

Knees
Americas	2	—	2
Europe	6	(1)	7
Asia Pacific	1	(5)	6
Total	3	(1)	4

Hips
Americas	(2)	—	(2)
Europe	1	(1)	2
Asia Pacific	2	(6)	8
Total	—	(1)	1

Extremities	5	(1)	6

Dental	1	(1)	2

Trauma	—	(2)	2

Spine	2	(1)	3

Surgical and other	(5)	(2)	(3)

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended December 31, 2014 and 2013

(in millions, unaudited)

	Three Months Ended December 31,
	2014	2013

Net Earnings of Zimmer Holdings, Inc.	$156.6	$235.9
Inventory step-up and other inventory and manufacturing related charges	0.1	12.8
Special items	178.7	61.2
Other expense on Biomet merger financing	19.1	—
Taxes on above items*	(58.9)	(21.3)

Adjusted Net Earnings	$295.6	$288.6

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Year Ended December 31, 2014 and 2013

(in millions, unaudited)

	Year Ended December 31,
	2014	2013

Net Earnings of Zimmer Holdings, Inc.	$720.1	$761.0
Inventory step-up and other inventory and manufacturing related charges	21.2	70.5
Certain claims	21.5	47.0
Special items	356.5	216.7
Other expense on Biomet merger financing	39.6	—
Taxes on above items*	(117.9)	(106.8)

Adjusted Net Earnings	$1,041.0	$988.4

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended December 31, 2014 and 2013

(unaudited)

	Three Months Ended December 31,
	2014	2013

Diluted EPS	$0.91	$1.36
Inventory step-up and other inventory and manufacturing related charges	—	0.07
Special items	1.03	0.35
Other expense on Biomet merger financing	0.11	—
Taxes on above items*	(0.34)	(0.12)

Adjusted Diluted EPS	$1.71	$1.66

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Year Ended December 31, 2014 and 2013

(unaudited)

	Year Ended December 31,
	2014	2013

Diluted EPS	$4.19	$4.43
Inventory step-up and other inventory and manufacturing related charges	0.12	0.41
Certain claims	0.13	0.27
Special items	2.08	1.26
Other expense on Biomet merger financing	0.23	—
Taxes on above items*	(0.69)	(0.62)

Adjusted Diluted EPS	$6.06	$5.75

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2015 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

Projected Three Months Ended March 31, 2015:	High	Low

Diluted EPS	$1.14	$1.12
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization, special items and other expense	0.63	0.63
Taxes on above items*	(0.17)	(0.17)

Adjusted Diluted EPS	$1.60	$1.58

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items are projected to be incurred.